Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 of Form S-8 (File No. 333-278831) of Massimo Group and its subsidiaries (collectively the “Company”) of our report dated April 15, 2024, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Commission on April 15, 2024.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

December 20, 2024